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                                                                     EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement ("Agreement") is made and entered into as of June 1, 2001, by and among TeraForce Technology Corporation, a Delaware corporation (the "Company") and Oscar S. Wyatt, Jr, an individual residing in Harris County, Texas ("Wyatt"), Morton A. Cohn, an individual residing in Harris County, Texas ("Cohn") and Fayez Sarofim, an individual residing in Harris County, Texas ("Sarofim") (Wyatt, Cohn, and Sarofim are referred to herein collectively as the "Investors"). In order to induce Investors to enter into that certain Reimbursement Agreement dated as of even date hereof (the "Reimbursement Agreement") with the Company, whereby Investors issued a letter of credit securing payment of a bank loan to the Company of which this Agreement is an exhibit, the Company has agreed to issue to the Investors the Warrants (as hereafter defined) and to provide the registration rights set forth in this Agreement.

         The parties hereby agree as follows:

         1. Definitions

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         Board: shall mean the Board of Directors of the Company.

         Common Stock: shall mean the common stock, par value $0.01 per share, of the Company.

         Effective Registration Statement: shall mean the currently effective registration statement covering the Registered Shares on Form S-3 filed with the Securities and Exchange Commission on April 13, 2001 (Registration No. 333-58970) declared effective on April 27, 2001, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

         Exchange Act: shall mean the Securities Exchange Act of 1934, as from time to time amended.

         Holder: shall mean Investors, or any permitted assignee of Investors. For purposes of this Agreement, the Holder of Warrants shall also be deemed to be the Holder of the Common Stock into which such Warrants may be exercised.

         Person: shall mean a natural person, partnership, corporation, business trust, association, joint venture or other entity or a government or agency or political subdivision thereof.

         Prospectus: shall mean the Prospectus included in any Registration Statement, as supplemented by any and all Prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such Prospectus.

         Registered Shares: shall mean the warrant shares issuable upon exercise of those certain Amended and Restated Warrants, of even date herewith, issued to Investors (more specifically to



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Wyatt, for 500,000 warrant shares, to Cohn for 150,000 warrant shares and to
Sarofim for 150,000 warrant shares) pursuant to the Reimbursement Agreement.

         Registration: shall mean a piggyback registration described in Section 2(a) hereof.

         Registration Expenses: shall mean the out-of-pocket expenses of a Registration, including:

                  (a) all registration and filing fees (including fees with respect to filings required to be made with the National Association of Securities Dealers, Inc.);

                  (b) fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

                  (c) printing, messenger, telephone and delivery expenses;

                  (d) fees and disbursements of counsel for the Company; and

                  (e) fees and disbursements of all independent certified public accountants of the Company incurred specifically in connection with such Registration.

         Registrable Securities: shall mean (a) the shares of Common Stock issued or issuable (directly or indirectly) upon exercise of Warrants, and (b) any securities issued or issuable with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.

         Registration Statement: shall mean any registration statement which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

         Replacement Warrants: shall mean these certain Warrants to purchase Common Stock of the Company which were originally issued to the Investors and repriced to $0.75 per share pursuant to the Reimbursement Agreement.

         Securities Act: shall mean the Securities Act of 1933, as from time to time amended.

         SEC: shall mean the Securities and Exchange Commission.

         Underwritten Public Offering: shall mean a public offering in which Common Stock of the Company is offered and sold on a firm commitment basis through one or more underwriters, pursuant to (a) an effective registration statement under the Securities Act and (b) an underwriting agreement between the Company and such underwriters.



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         Warrants: shall mean those certain Warrants, of even date herewith, issued to the Investors, pursuant to the Reimbursement Agreement, having an exercise price of $0.75 per share, but shall not include the Replacement Warrants.

         2. Registrations

         (a) Piggyback Registrations

                  Unless all of the Registrable Securities are covered by effective registration statements, or if the shares issuable upon exercise of the Warrants may be re-sold pursuant to Rule 144(k) under the Securities Act, each time the Company decides to file a Registration Statement under the Securities Act (other than on Forms S-4 or S-8 or any successor form for the registration of securities issued or to be issued in connection with a merger or acquisition or employee benefit plan) covering the offer and sale by it, or other holders of the Company's securities who may demand registration of such securities of any of its securities for money, the Company shall give written notice thereof to all Holders of Registrable Securities. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within 30 days after such written notice has been given. If the Registration Statement is to cover an Underwritten Public Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

         If in the good faith judgment of the managing underwriter in any Underwritten Public Offering, the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of a smaller number of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be made in accordance with the following priorities: (1) first, the shares to be sold for the account of the Company, (2) second, the number of shares to be registered for the Holder reduced on a pro-rata basis based on the number of shares to be sold by the Holder as compared to the number of shares to be sold by all other selling stockholders.

         All shares so excluded from the underwritten public offering shall be withheld from the market by the Holders thereof for a period (not to exceed 30 days prior to the effective date and 90 days thereafter) that the managing underwriter reasonably determines is necessary in order to effect the Underwritten Public Offering.

         The Company may decline to file a Registration Statement after giving notice to any Holder pursuant to this Section 2(a), or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof, provided, that the Company shall promptly notify each Holder in writing of any such action and provided, further, that the Company shall bear all expenses which would otherwise have been charged to the Holder in connection with such withdrawn Registration Statement.




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         3. Registration Procedures

         If and whenever the Company is required to register Registrable Securities, the Company will use its commercially reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

                  (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such Registration Statement to become effective and remain effective until the Registrable Securities covered by such Registration Statement have been sold;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any Holder of Registrable Securities or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus, unless such Registrable Securities may otherwise be re-sold pursuant to Rule 144(k) under the Securities Act;

                  (c) deliver to each selling Holder of Registrable Securities and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary Prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary Prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary Prospectus); and

                  (d) prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such selling Holders or underwriters may designate in writing and do anything else necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.

         4. Registration Expenses

         The Registration Expenses of all Registrations shall be borne by the Company, except that (i) the fees and disbursements of any counsel to the selling security holders shall be paid by such holders if such security holders are unwilling to be represented by counsel to the Company and (ii)



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the selling security holders shall pay all incremental federal and state filing fees incurred as a result of the inclusion of the Registrable Securities in a Registration pursuant to Section 2(a).

         5. Requirements for Participation in Underwritten Public Offerings

         No person may participate in any Underwritten Public Offering pursuant to a Registration initiated by the Company hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that the term of such underwriting arrangement in connection with the sale of Registrable Securities shall be no less favorable than the terms afforded to any other holder of securities participating in the Underwritten Public Offering.

         6. Suspension of Sales

         Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains an untrue statement or alleged untrue statement of material fact or an omission or alleged omission to state a material fact necessary to make the statements made therein not misleading, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of a supplemented or amended Prospectus, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         7. Indemnification

         (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each of the Holders who holds such Registrable Securities and the Registered Shares, the directors, officers, partners, employees, agents of, and each person, if any, who controls any Holder within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject to the extent such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) are attributable to: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the Effective Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities or Registered Shares are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not


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misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus (but only to the extent that the Company specifically authorizes in writing the use of such preliminary Prospectus by the Holder) or the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities or the Registered Shares pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Notwithstanding anything to the contrary contained herein, the indemnification provisions contained in this Section 7(a):
(i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person or underwriter for such Indemnified Person for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) with respect to any Prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities or the Registered Shares that are the subject thereof (or to the benefit of any person controlling such person) if the Indemnified Person was promptly advised in writing not to use the incorrect Prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Holder to deliver or to cause to be delivered the Prospectus made available by the Company or any Violation by the Holder of the Plan of Distribution set forth in the Prospectus; (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (v) with respect to any preliminary Prospectus shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

         (b) To the fullest extent permitted by law, in connection with the Registration Statement or the Effective Registration Statement in which a Holder is participating, each such Holder agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 7(d), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, to the extent, (i) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder for use in connection with such Registration Statement or the Effective Registration Statement, (ii) that such Violation arises out of a misstatement or omission in a preliminary Prospectus or a Prospectus which the Company advised the Holder in writing to not use, and the Holder subsequently used it, (iii) the Holder failed to deliver or cause to be delivered the Prospectus made available by the Company, or (iv) for any



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Violation by the Holder of the provisions in the plan of distribution set forth in the Prospectus. In such event the Holder will reimburse any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity provisions contained in this Section 7(b) and the provisions with respect to contribution contained in Section 7(d) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

         (c) Promptly after receipt by an Indemnified Person or Indemnified Party, as the case may be, under this Section 7 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party, as the case may be, shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof and to select counsel therefore. If the indemnifying party selects counsel pursuant to the preceding sentence, the Indemnified Person or the Indemnified Party, as the case may be, shall have the right to approve such counsel which approval shall not be unreasonably withheld. In the event that the Indemnified Person or the Indemnified Party, as the case may be, does not approve of the selection of counsel by the indemnifying party and the withholding of such approval is reasonable, then the indemnifying party shall be responsible for the reasonable costs and expenses of one counsel selected by the Indemnified Person and the Indemnified Party, as the case may be, to represent their interests, provided that the indemnifying party shall not be responsible for the costs and expenses of more than one counsel total selected by the Indemnified Party or Indemnified Person. The Indemnified Party or Indemnified Person, as the case may be, shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person, as the case may be, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person, as the case may be, fully notified at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, as the case may be, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person, as the case may be, of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person, as the case may be, with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or



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Indemnified Party, as the case may be, under this Section 7(c), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

         (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7(c) to the fullest extent permitted by law; provided, however, that no seller of Registrable Securities or Registered Shares guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities or Registered Shares who was not guilty of fraudulent misrepresentation.

         8. Other Obligations and Agreements

         (a) So long as the Company has a class of securities registered pursuant to Section 12 of the Exchange Act and so long as the Holder own any of the shares issuable upon exercise of the Warrants and such shares are "restricted securities" (as defined in Rule 144), with a view of making available to the Holder the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holder to sell the shares to the public without registration, the Company agrees to use its commercially reasonable best efforts to:

         (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

         (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (iii) make available to the Holder, so long as the Holder own any Registrable Securities or Registered Shares a copy of the most recent annual or quarterly report of the Company and such other SEC reports and documents filed by the Company and such other information (but not opinion of counsel) as may be reasonably requested by the Holder seeking to avail itself of any rule or regulation of the SEC with permits the selling of any such securities without registration.

         (b) If required under the rules of the Nasdaq Stock Market, Inc., the Company shall file before the Closing any required applications and notifications in connection with the issuance of the Warrants. The Company shall use its commercially reasonable best efforts either to secure and maintain designation and quotation of all the Registrable Securities covered by the Registration Statement and all Registered Securities covered by the Effective Registration Statement on the Nasdaq Market or, if, despite the Company's commercially reasonable best efforts to satisfy the preceding clause, the Company is unsuccessful in satisfying the preceding clause, then the Company shall use its commercially reasonable best efforts to secure the inclusion for quotation on the OTC Bulletin Board for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such shares.




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         9. Miscellaneous

         (a) Notices

                  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery: (i) if to a Holder of Registrable Securities, at the most current address set forth in the Company's stock transfer books; and (ii) if to the Company, at its address set forth in the Reimbursement Agreement. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand (including by telecopy), if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed, upon confirmation if sent by telecopier; when receipt acknowledged, if to an air courier guaranteeing overnight delivery. The Company shall promptly provide a list of the most current addresses of the Holders of Registrable Securities given to it in accordance with the provisions hereof to any such Holder for the purpose of enabling such Holder to communicate with other Holders in connection with this Agreement.

         (b) Successors and Assigns

                  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This Agreement may not be assigned by the Holders, except with the prior written consent of the Company (which shall not unreasonably be withheld in the case of the sale or transfer of substantially all of the Registrable Securities to not more than one party).

         (c) Counterparts

                  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (d) Governing Law

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         (e) Severability

                  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                  TERAFORCE TECHNOLOGY CORPORATION



                                  By:   /s/ Herman M. Frietsch
                                     -------------------------------------------
                                  Name:  Herman M. Frietsch
                                  Title: Chairman and Chief Executive Officer



                                  INVESTORS



                                  /s/ Oscar S. Wyatt, Jr.
                                  ----------------------------------------------
                                  Oscar S. Wyatt, Jr.


                                  /s/ Morton A. Cohn
                                  ----------------------------------------------
                                  Morton A. Cohn


                                  /s/ Fayez Sarofim
                                  ----------------------------------------------
                                  Fayez Sarofim






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